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                                  Exhibit 99.1

                                                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:  New American Healthcare Corporation           Essent Healthcare
          Dana C. McLendon, Jr.                         David Jarrard or
          SVP and CAO                                   Tiffany Utsman
          615-309-2008                                  615-254-0575


                    NEW AMERICAN HEALTHCARE COMPLETES SALE OF
                     DOCTORS HOSPITAL, WENTZVILLE, MISSOURI

NASHVILLE, Tennessee - April 17, 2000 -- New American Healthcare Corporation today announced that it has completed its previously announced sale of Doctors Hospital of Wentzville, Missouri to Essent Healthcare, Nashville, Tennessee. Terms of the agreement were not disclosed.

Commenting on the completion of the sale, Tom Singleton, President and CEO of New American said, "We are pleased to have found a qualified purchaser with demonstrated expertise in managing hospitals similar to Doctors. We believe Essent will be good stewards of the public trust."

New American Healthcare Corporation was formed to capitalize on opportunities to be the principal provider of quality, cost-effective healthcare services in the non-urban communities which it targets. The Company currently owns eight acute care hospitals in six states. For additional information about the Company, visit New American Healthcare's web site: http://www.nahc.net.

Forward-looking statements made in this press release regarding New American Healthcare involve a number of risks and uncertainties, including but not limited to liquidity and trading in the Company's common stock and other risk factors detailed in the Company's Securities and Exchange Commission filings.


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